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                                                                   EXHIBIT 10.30




                                  [LETTERHEAD]




November 18, 1997


BY HAND
Keith Kendrick

This letter serves as an amendment to your employment agreement with First Virtual Holdings, Incorporated, dated April 16th, 1997 as follows:

1.    APPOINTMENT AS PRESIDENT:

Keith Kendrick is elected to the position of President of the Company reporting directly to the Chairman and CEO.

2.    OPTION GRANT:

      Keith Kendrick is granted an additional option to purchase 100,000 shares of the Company's Common Stock, with a price per share of Common Stock at a price equal to the fair market value of the Company's Common Stock as of October 10th, 1997 ("Options). The shares subject to this Option will vest and become exercisable to the extent of 25% of the shares subject to the Option on the first anniversary of the vesting commencement date, and an additional 1/48th of the shares subject to the Option at the end of each one-month period thereafter provided in each case that you remains an employee or consultant of the Company. Further, as a condition to this Option grant you will execute an Incentive Stock Option Agreement, in the standard form previously approved by the Board.

3.    1998 BONUS:

      The Company agrees to pay you a bonus on January 15th, 1998 of $83,000, provided you are still an employee of the Company on January 15th, 1998.

No other provision of your employment agreement is hereby changed.


Sincerely,



/s/  LEE H. STEIN
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Lee H. Stein
Chairman and CEO


Accepted:


/s/  KEITH KENDRICK
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Keith Kendrick